UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/26/2006

Federal Home Loan Bank of Indianapolis
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51404

Federally Chartered Corporation	35-6001443
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8250 Woodfield Crossing Boulevard
Indianapolis, IN 46240
(Address of principal executive offices, including zip code)

(317) 465-0200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On October 20, 2006, the Board of Directors of the Federal Home Loan Bank of Indianapolis ("FHLBI") approved a plan to offer an Early Retirement Incentive to employees that have reached age 50 and have 10 years of service with FHLBI as of December 15, 2006. This plan is part of an overall cost reduction initiative being undertaken by the Board and management. Twenty-eight employees are currently eligible for this incentive, including the CEO, CFO and the Senior Vice President-Information Systems and Operations. These three officers are the only Named Executive Officers of FHLBI that meet the eligibility requirements. At this time, it is not known if any of these officers will accept this early retirement incentive. Affected employees were notified of this incentive on October 26, 2006.

        The incentive enhances the affected employees' retirement benefits by adding three years of service and increasing each employee's age by three years in calculating the employee's benefits under the FHLBI's qualified and, where applicable, non-qualified, pension plan. This enhanced benefit is permitted under the terms of the qualified plan. Assuming each of the Named Executive Officers affected by this program elects to accept the enhanced benefit in exchange for early retirement, the assumed benefits would be approximately as follows:

For the CEO: increased annual benefit of $95,652 or a lump sum increased benefit of $1,536,171, with an estimated total cost to FHLBI of $1,547,386; for the CFO: increased annual benefit of $41,663 or a lump sum increased benefit of $710,371, with an estimated total cost of $710,354; and for the SVP: increased annual benefit of $33,780 or a lump sum increased benefit of $551,290, with an estimated total cost of $551,387. These amounts are estimates based upon certain assumed interest rates, mortality tables, participation in non-qualified plans and other factors that could increase or decrease the actual payments to these named executive officers.

        Affected employees will have 45 days after receipt of their specific enhanced benefit information to make their election, and it is anticipated that all retirements under this incentive would be effective December 29, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Indianapolis

Date: October 27, 2006	By:	/s/ MILTON J. MILLER, II
Milton J. Miller, II
Senior Vice President - Chief Financial Officer

Date: October 27, 2006	By:	/s/ JONATHAN R. WEST
Jonathan R. West
Senior Vice President - General Counsel and Secretary